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                                                                      Exhibit 12


                           NEW YORK COMMUNITY BANCORP, INC.
                       Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)

                                                                   Six Months ended                 Years Ended December 31,
                                                                        June 30,           ---------------------------------------
                                                                          2005                 2004         2003             2002
                                                                   ----------------            ----         ----             ----
      Including Interest on Deposits:
      Earnings before income taxes income                              $ 263,959           $ 531,968     $ 492,682       $ 336,014
                                                                       ---------           ---------     ---------       ---------
      Combined fixed charges:
         Interest expense
                  Deposits                                                84,025              90,389        64,231          95,857
                  Borrowings                                             181,611             300,513       179,954         130,394
         Appropriate portion (1/3) of rent expense                         2,585               4,565         2,975           2,522
                                                                       ---------           ---------     ---------       ---------
      Total fixed charges                                              $ 268,221           $ 395,467     $ 247,160       $ 228,773
                                                                       ---------           ---------     ---------       ---------
      Earnings before income taxes income and fixed charges            $ 532,180           $ 927,435     $ 739,842       $ 564,787
                                                                       ---------           ---------     ---------       ---------
      Ratio of earnings to fixed charges                                    1.98x               2.35x         2.99x           2.47

      Excluding Interest on Deposits:
      Earnings before income taxes income                              $ 263,959           $ 531,968     $ 492,682       $ 336,014
                                                                       ---------           ---------     ---------       ---------
      Combined fixed charges:
         Interest expense
                  Borrowings                                             181,611             300,513       179,954         130,394
         Appropriate portion (1/3) of rent expense                         2,585               4,565         2,975           2,522
                                                                       ---------           ---------     ---------       ---------
      Total fixed charges                                              $ 184,196           $ 305,078     $ 182,929       $ 132,916
                                                                       ---------           ---------     ---------       ---------
      Earnings before income taxes income and fixed charges            $ 448,155           $ 837,046     $ 675,611       $ 468,930
                                                                       ---------           ---------     ---------       ---------
      Ratio of earnings to fixed charges                                    2.43x               2.74x         3.69x           3.53

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                           NEW YORK COMMUNITY BANCORP, INC.

                                 CAPITALIZATION

                                                                    06/30/05
 BORROWINGS:                                                         BALANCE
                                                                   ----------
      FEDERAL HOME LOAN BANK ADVANCES AND REPOS                     9,258,839

      SENIOR DEBT                                                     197,114

      PREFERRED STOCK OF SUBSIDIARIES                                 162,000

      JUNIOR SUBORDINATED DEBENTURES                                  448,797
                                                                   ----------
                  TOTAL DEBT                                       10,066,750
                                                                   ----------

      EQUITY TOTAL                                                  3,250,264

                                                                   ----------
                                    TOTAL CAPITALIZATION           13,317,014
                                                                   ==========